   As filed with the Securities and Exchange Commission on November 6, 2000
                         Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                            3TEC ENERGY CORPORATION
            (Exact name of Registrant as specified in its charter)

DELAWARE                                           63-1081013
(State or other jurisdiction                       (IRS Employer
of incorporation)                                  Identification No.)

     Two Shell Plaza, 777 Walker Street, Suite 2400,  Houston, Texas 77002
             (Address of principal executive offices and zip code)

                3TEC ENERGY CORPORATION 2000 STOCK OPTION PLAN
                3TEC ENERGY CORPORATION 1999 STOCK OPTION PLAN
 MIDDLE BAY OIL COMPANY, INC. AMENDED AND RESTATED 1995 STOCK OPTION AND STOCK
                           APPRECIATION RIGHTS PLAN
                           (Full title of the plans)

                                Floyd C. Wilson
                Chief Executive Officer, Chairman of the Board
                            3TEC Energy Corporation
     Two Shell Plaza, 777 Walker Street, Suite 2400, Houston, Texas 77002
                                (713) 821-7100
(Name, address, and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Title of Securities                  Amount                Proposed          Proposed     Amount of
to be Registered                      to be                Maximum            Maximum    Registration
                                  Registered/1/            Offering          Aggregate       Fee
                                                           Price Per         Offering
                                                             Share            Price
------------------------------------------------------------------------------------------------------
Common Stock, par
value $.02 per share
under the:

3TEC Energy Corporation
2000 Stock Option Plan              2,000,000/(1)/       $ 14.00/(2)/        $28,000,000    $ 7,392.00

3TEC Energy Corporation
1999 Stock Option Plan                500,000/(1)/       $ 14.00/(2)/        $ 7,000,000    $ 1,848.00

Middle Bay Oil Company,
Inc. Amended and Restated
1995 Stock Option and Stock
Appreciation Rights Plan              500,000/(1)/       $ 14.00/(2)/        $ 7,000,000    $ 1,848.00
------------------------------------------------------------------------------------------------------

Total                               3,000,000                                $42,000,000    $11,088.00


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to each plan as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high ($14.25) and low ($13.75) sales prices for the Common Stock on October 30, 2000, as reported for such date on the Nasdaq National Market.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Prospectus filed on June 28, 2000, pursuant to Rule 424(b) under the Securities Act of 1933;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above. These documents include, but are not limited to, the following:

     Annual Report on Form 10-KSB40 for the year ended December 31, 1999, filed with the SEC on March 30, 2000;

     Current Report on Form 8-K/A, filed with the SEC on January 13, 2000;

     Current Report on Form 8-K, filed with the SEC on February 4, 2000;

     Current Report on Form 8-K, filed with the SEC on April 3, 2000;

     Current Report on Form 8-K, filed with the SEC on April 25, 2000;

     Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000;

     Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed with the SEC on August 14, 2000.

     (c) The description of our common stock contained in our registration statement on Form 10-SB, filed on April 30, 1993, including any amendment or report filed for the purpose of updating the description, and also as described by the Description of Capital Stock section contained in our registration statement on Form S-2, as filed with the SEC on April 28, 2000 (File No. 333-35914) and as amended on Form S-2/A, as filed with the SEC on June 6, 2000 and as further amended on Form S-2/A, as filed with the SEC on June 23, 2000, and as described in the Registrant's Prospectus filed on June 28, 2000 (File No. 333-35914) pursuant to Rule 424(b) under the Securities Act of 1933.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4 DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5 INTERESTS OF NAMED EXPERTS AND COUNSEL

     The opinion of counsel as to the legality of the securities being registered is given by Hinkle Elkouri Law Firm L.L.C. David S. Elkouri, a member of Hinkle Elkouri Law Firm L.L.C., is also the Secretary of the Registrant.

ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees or agents to the full extent permitted under the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article NINTH of the Registrant's Certificate of Incorporation provides for the limitation or elimination of personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

     These provisions in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though the action, if successful, might otherwise have benefitted us and our stockholders.

     These provisions in our certificate of incorporation do not alter the liability of our officers and directors under federal securities laws and do not affect the right to sue under federal securities laws for violations thereof.

ITEM 7 EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8 EXHIBITS

     The following exhibits are filed herewith:

     Exhibit
     Number    Description
     -------   ----------------------------------------------------------------

     5.1       Opinion of Hinkle Elkouri Law Firm L.L.C.

     23.1      Consent of KPMG LLP (Independent Accountants)

     23.2 Consent of Hinkle Elkouri Law Firm L.L.C. (Included in the opinion filed as Exhibit 5.1)

     24.1      Power of Attorney (see signature page)

     99.1      3TEC Energy Corporation 2000 Stock Option Plan

     99.2 Amendment No. 1 to 3TEC Energy Corporation 2000 Stock Option Plan dated June 1, 2000

     99.3      3TEC Energy Corporation 1999 Stock Option Plan

     99.4 Amendment No. 1 to 3TEC Energy Corporation 1999 Stock Option Plan dated June 1, 2000

     99.5 Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan

     99.6 Amendment No. 1 Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated June 18, 1998

     99.7 Amendment No. 1 to Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated August 24, 1999


     99.8 Amendment No. 3 to Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated June 1, 2000

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on November 6, 2000.

                         3TEC Energy Corporation
                         (Registrant)


                         By: /s/ Floyd C. Wilson
                            -------------------------------
                            Floyd C. Wilson
                            Chief Executive Officer
                            Chairman of the Board
                            (Signature and Title)

     Each person whose signature appears below authorizes Floyd C. Wilson as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature:               Title:                                   Date
----------               ------                                   ----


/s/ Floyd C. Wilson      Chairman of the Board, Chief Executive   11/6/2000
----------------------   Officer, Director
Floyd C. Wilson

/s/ R.A. Walker          President, Chief Financial Officer,      11/6/2000
----------------------   Director
R. A. Walker

/s/ Stephen W. Herod      Executive Vice President - Corporate         11/6/2000
----------------------    Development, Treasurer, Assistant Secretary,
Stephen W. Herod          Director

/s/ Shane M. Bayless      Vice President, Controller                   11/6/2000
----------------------
Shane M. Bayless

/s/ D. Martin Phillips    Director                                     11/6/2000
----------------------
D. Martin Phillips

/s/ David B. Miller       Director                                     11/6/2000
----------------------
David B. Miller

/s/ Gary R. Christopher   Director                                     11/6/2000
----------------------
Gary R. Christopher

/s/ Larry L. Helm         Director                                     11/6/2000
----------------------
Larry L. Helm

                               INDEX TO EXHIBITS


     Exhibit
     Number    Description
     -------   ---------------------------------------------------------------

     5.1       Opinion of Hinkle Elkouri Law Firm L.L.C.

     23.1      Consent of KPMG LLP (Independent Accountants)

     23.2 Consent of Hinkle Elkouri Law Firm L.L.C. (Included in the opinion filed as Exhibit 5.1)

     24.1      Power of Attorney (see signature page)

     99.1      3TEC Energy Corporation 2000 Stock Option Plan

     99.2 Amendment No. 1 to 3TEC Energy Corporation 2000 Stock Option Plan dated June 1, 2000

     99.3      3TEC Energy Corporation 1999 Stock Option Plan

     99.4 Amendment No. 1 to 3TEC Energy Corporation 1999 Stock Option Plan dated June 1, 2000

     99.5 Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan

     99.6 Amendment No. 1 Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated June 18, 1998

     99.7 Amendment No. 1 to Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated August 24, 1999


     99.8 Amendment No. 3 Middle Bay Oil Company, Inc. Amended and Restated 1995 Stock Option and Stock Appreciation Rights Plan dated June 1, 2000